Exhibit 23.2 Consent of Mendoza Berger & Company, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form S-8 of Marani Brands, Inc. and to the incorporation therein of our report dated October 12, 2007, with respect to the financial statements of Fit For Business International, Inc. as of June 30, 2007 and for the fiscal year then ended in the Prospectus.

Mendoza Berger & Company LLP

/s/ Mendoza Berger & Company LLP
Irvine, California
May 21, 2008